Exhibit 10.2

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

INTELLECTUAL PROPERTY PURCHASE AGREEMENT ADDENDUM

THIS Agreement Addendum (“Addendum”) is entered into as of August 12, 2005 (the “Addendum Date”) by and between by and between NuVasive, Inc., a Delaware corporation (“Buyer” or “NuVasive”) and Spine Partners, LLC, an Ohio limited liability company (“Seller”) with the purpose of amending that certain Intellectual Property Purchase Agreement dated October 10, 2002 between Seller and NuVasive (“IP Purchase Agreement”) as follows:

1.             Recitals. The Recitals Section of the IP Purchase Agreement is superseded and replaced by the following new Recitals Section:

Recitals

1.             Seller is the owner of the entire right, title, and interest in and to certain intellectual property, including US Patent Application Ser. No. 10/105,971 and International Patent Application PCT/US02/11301 (both entitled “Spinal Alignment Apparatus and Methods”), US Patent Application Ser. No. 60/384,966 (entitled “Anterior Cervical Plate”), and US Patent Application Ser. No. 10/108,287 and International Patent Application Ser. No. PCT/US02/09168 (both entitled “Hinged Anterior Thoracic/Lumbar Plate”) (collectively “Patent Applications”), and know-how and any specifications, test and/or regulatory test data, and prototypes involving the systems described in the Patent Applications, collectively “Intellectual Property Rights.”

2.             Subject to the terms and conditions of this Agreement, Buyer wishes to purchase the Intellectual Property Rights from Seller, and Seller wishes to sell, transfer, convey, and irrevocably assign the Intellectual Property Rights to Buyer.  Buyer agrees and acknowledges that the intellectual property set forth in the Schedule of Exclusions attached hereto as Exhibit A are not part of the Intellectual Property Rights being irrevocably assigned to Buyer from Seller under this Agreement.

2.             Quarterly Royalty Payments.  Section 2.2 of the IP Purchase Agreement entitled “Quarterly Royalty Payments” is superseded and replaced by the following new Section 2.2:

2.2          Quarterly Royalty Payments.  Separate and apart from IP Purchase Payment and Warrant under Section 1 and the Minimum Annual Royalty Payments under Section 2.1, and subject to Section 2.3 below, Buyer shall provide royalty payments to Seller, payable on a quarterly basis (“Quarterly Royalty Payments”), based on Net Sales by Buyer (or its affiliates, licensees, or subsidiaries) of any device or system developed, in whole or in part, by Dr. Bret Ferree under that certain Clinical Advisor and Development Agreement between NuVasive and Dr. Bret Ferree dated October 10, 2002, or otherwise enabled by the assignment of the Intellectual Property Rights under Section 1 (“Assigned Technology”), but only to the extent the Quarterly Royalty Payments due Seller during each twelve (12) month period following the Effective Date exceed the Minimum Annual Royalty Payment, according to the following terms:

(a)           For sales in the United States: (i)          ***          % of Net Sales of fixed axis pedicle screws, single balled rods, and dual balled rods falling under the Assigned Technology; and (ii)          ***          % of Net Sales of multi-axial pedicle screws falling under the Assigned Technology;

(b)           For direct international sales in countries where patent protection is obtained for the Assigned Technology: (i)           ***          % of Net Sales of fixed axis pedicle screws, single balled rods, and dual balled rods falling under the Assigned Technology; and (ii)           ***           % of Net Sales of multi-axial pedicle screws falling under the Assigned Technology;

(c)           For discounted indirect international dealer sales where patent protection is obtained for the Assigned Technology: (i)           ***            % of Net Sales of fixed axis pedicle screws, single balled rods, and dual balled rods falling under the Assigned

***         Material omitted pursuant to a request for confidential treatment.

Technology; and (ii)           ***           % of Net Sales of multi-axial pedicle screws falling under the Assigned Technology; and

(d)           For international sales in countries where patent protection is not obtained for the Assigned Technology: (i)           ***           % of Net Sales of fixed axis pedicle screws, single balled rods, and dual balled rods falling under the Assigned Technology; and (ii)           ***           % of Net Sales of multi-axial pedicle screws falling under the Assigned Technology.

For purposes of this Agreement, “Net Sales” shall be defined as the actual invoiced price billed to the hospital and/or other professional end-users of the Assigned Technology, net of: sales commissions, returns, transportation charges and any applicable taxes.

3.             Third Party Intellectual Property Payments. Section 2.3 of the IP Purchase Agreement entitled “Effect of Third Party Licensing or Acquiring Third Party Intellectual Property” is superseded and replaced by the following new Section 2.3:

2.3          Third Party Intellectual Property Payments.  In the instance Buyer is required to make any payment to a third-party to license, acquire, or otherwise compensate for the intellectual property rights owned by said third party (“Third Party IP Payment”) relating to the practice the Intellectual Property Rights (including rights to make, use, sell or offer for sale any of the Assigned Technology products), such licensure, acquisition, or compensation shall have the following effect:

(a)   If the Third Party IP Payment represents an amount that is at or below          ***          % of Net Sales, Buyer shall bear this expense solely and the Quarterly Royalty Payments to Seller shall not be modified; and

(b)   To the extent the Third Party IP Payment represents an amount that exceeds          ***          % of Net Sales, Buyer and Seller shall bear this additional expense equally, with Buyer paying one-half (1/2) of this additional Third Party IP Payment and Seller receiving Quarterly Royalty Payments under Sections 2.2(a) and 2.2(b) decreased by one-half (1/2) of this additional Third Party IP Payment; provided, however:

a.     In no event shall the Quarterly Royalty Payments under Section 2.2(a)(i) drop below          ***          % of Net Sales;

b.     In no event shall the Quarterly Royalty Payments under Section 2.2(a)(ii) drop below          ***          % of Net Sales;

c.     In no event shall the Quarterly Royalty Payments under Section 2.2(b)(i) drop below          ***          % of Net Sales; and

d.     In no event shall the Quarterly Royalty Payments under Section 2.2(b)(ii) drop below          ***          % of Net Sales.

4.             All Other Provisions in Full Force and Effect.  Other than the above-identified amendments and additions, all sections, terms, obligations, and provisions of the IP Purchase Agreement shall remain unchanged and in full force and effect as originally executed on October 10, 2002.

IN WITNESS WHEREOF, the parties agree to the above amendments and have executed this Addendum to the Clinical Advisor Agreement as of the day and year first above written.

NuVasive, Inc.		Advisor

By	/s/ Alexis V. Lukianov	By	/s/ Bret Ferree, M.D.
	Alexis V. Lukianov		Bret Ferree, M.D.

***         Material omitted pursuant to a request for confidential treatment.

Chairman and CEO
NuVasive, Inc.
4545 Towne Centre Court
San Diego, CA 92121

Date: August 12, 2005	Date: August 12, 2005